UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ROMAN DBDR TECH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

https://news.alphastreet.com/composecure-ceo-jon-wilk-interview/

CompoSecure CEO Jon Wilk: Global expansion and fintech are major growth levers

In an interview with AlphaStreet, CEO of the metal credit card maker speaks about the latest offering Arculus and its wide applications

November 5, 2021

Tell us about the company and its history.

CompoSecure has been around for more than 20 years. Our heritage is in security and technology and payments. We started with the metal payment card business and have evolved more recently into security and authentication with a three-factor authentication solution called Arculus. It can be used in crypto cold storage as well as other applications for strong customer authentication.

What is the Arculus card all about?

If you think about all of the advances and the exciting things happening, particularly in the crypto space, the number of users is exploding every month. At the same time, the number of hacks or thefts of crypto is also going up significantly. Based on reports we’ve seen, there’s been almost $8 billion in crypto lost this year from hacking and thefts. For us, that necessitates increased security — meaning consumers controlling the private keys to their crypto.

Today most consumers store their crypto in what we would refer to as a hot wallet, which means that the exchange holds your private keys to your crypto. If the exchange is hacked or if your device is compromised, or if your username and password are compromised, your crypto can vanish.

Arculus is a card-based solution. So similar to other things that we’ve developed. And this card stores your private keys to your crypto in a way that it is essentially for all intents and purposes, air-gapped, not connected to the online world. You use three factors of authentication – your biometric, a pin, and your Arculus card to essentially enable and sign a crypto transaction. And without those three factors, no one can get access to your crypto.

How do you see your product mix in the future? Do you expect the crypto unit to be a larger player a couple of years down the line?

We think it can be a bigger business over time than our existing business. The total addressable market for both sides of our business is massive. On the card side, there are more than 13 billion payment cards in circulation. There are four to five billion payment cards issued any given year. Last year, we issued 20 million metal cards. So if you do the math, it’s perhaps half a percent of cards that may have been issued in that year. And for investors, it also offers the upside opportunity of the three-factor authentication in the crypto solution that we think is pretty unique.

The payments industry is a very fast-evolving market. And we see a lot of digital wallets and online payment services like Google Pay, Amazon Pay, etc, available. How do you see the impact of these on card payment solutions, as they do away with the need for carrying a physical card?

These solutions are not new. Apple Pay is seven years old at this point and the adoption curve, from my perspective, has been actually very un-Apple-like, in terms of penetration, or, retail sales. The reason behind that, from my point of view, is that it’s not really solving a true consumer pain. Cards work extremely well for consumers. The place where the phone makes the greatest impact is where the underlying consumer experience is broken. Music is an example, where storing songs on my phone is a lot more convenient than storing 20 CDs of music in my car.

With cards, they work extremely well. And we’ve added tap-to-pay capabilities with the card. And that convenience makes tap-to-pay with a card easier than using your phone to pay. Additionally, consumer research suggests that consumers don’t trust their phone as much as they trust their card. And they also don’t know who to go to if they have a problem. Mobile wallets will continue to grow but cards are going to be around 15 years from now.

What’s the nature and duration of your partnerships with your largest clients JPMorgan and American Express?

The relationship with American Express is an 18-year relationship. With Chase. It’s more than 12 years at this point. We’ve also seen growth outside of traditional banks with fintech clients around the globe. We see both fintech space as well as international growth as important levers as we look to the future of this business.

Recently you had announced your SPAC merger with Roman DBDR. Why choose the SPAC route?

So when we looked at the SPAC route, one of the things that were important is we wanted to be able to tell the story, not just about where we’ve been, but where we’re going. The SPAC process lets us talk a bit more about where we’re heading in the future and provide some guidance and forecast of where we think we can take this business over the next few years.

In addition to that, going the SPAC route lets us choose a partner, Roman DBDR team, and the co-CEOs are Don Basile and Dixon Doll, Jr, both of who have more than 20 years of experience growing and scaling technology-based businesses. And for us what we found was a high value-add partner in the Roman DBDR team. We expect the transaction to close in the fourth quarter.

What should investors expect from CompoSecure over the next two years?

If you look backward, our growth over the last few years has been north of 20% and we’ve projected a 15% growth rate, going forward, maintaining strong margins. We’ve got margins north of 40% in the business. To use a baseball analogy, we’re in the third inning of our domestic growth story, and the first inning of our international growth story and fintech growth story. And the core business is throwing off in excess of a hundred million in free cash flow.

And almost $120 million in EBITDA projected for this year in the core business. If you look at that from an evaluation perspective, a business growing at 15% a year with 4-plus percent EBITDA margins, companies like that would trade at 15-18 times EBITDA. Our valuation is 10 times EBITDA if you just looked at the core business. And what that would tell you is, you’re almost getting a free call option on an investment in the crypto and broader, digital asset ecosystem. Other SPAC transactions, other companies in the market, you’re paying 10 times revenue, not 10 times EBITDA for things like that.

So, we think this is a pretty unique opportunity with an existing business growing and throwing off a lot of cash where we can leverage that to fund the future growth in the business.

On the side of things, we talked about crypto. But it’s just one example for me. We can use the three-factor authentication capabilities of Arculus in core financial services to lock down, for example, your investment account, to lock down your bank account, we could use it in the gaming industry. Gambling sector, entertainment, I can go on with the different verticals that we think we can attack with this solution.

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, swap and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: Marc P. Griffin, ICR for CompoSecure, 646-277-1290, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

####